Exhibit 99.1

PRESS RELEASE

For release:	November 7, 2016

Contact:	Media
Stephen W. Ries
Senior Corporate Counsel
(610) 668-3270
sries@global-indemnity.com

GLOBAL INDEMNITY COMPLETES REDOMESTICATION TO THE CAYMAN ISLANDS

George Town, Cayman Islands – November 7, 2016 – Global Indemnity plc (NASDAQ: GBLI) announced today that it has completed its redomestication to change the ultimate holding company of the Global Indemnity group of companies from an entity incorporated in Ireland to an entity incorporated in the Cayman Islands. As previously announced, the name of the new holding company is Global Indemnity Limited.

Global Indemnity Limited is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and is subject to SEC reporting requirements applicable to domestic registrants. Global Indemnity Limited’s A ordinary shares will trade on the Nasdaq Global Select Stock Market under the ticker symbol “GBLI.”

About Global Indemnity Limited and its subsidiaries

Global Indemnity Limited, through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Limited’s three primary segments are:

•	United States Based Commercial Lines Operations

•	United States Based Personal Lines Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity Limited website at http://www.globalindemnity.ky.